May 15, 2007




Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549


Re:      IMAGE TECHNOLOGY LABORATORIES, INC.


We have read the statements that we understand Image Technology Laboratories, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.


                                    Very truly yours,



                                    /s/BERENSON LLP
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